EXHIBIT 99.1

Cimarex Energy Announces Second-Quarter 2003 Earnings of $0.50 Per Share.

Denver, Colorado – August 6, 2003 – Cimarex Energy Co. (NYSE:XEC) today reported second-quarter 2003 net income of $21.0 million, or $0.50 per diluted share.  This compares to second-quarter 2002 net income of $9.8 million, or $0.37 per diluted share.

Revenues from oil and gas sales in the second quarter of 2003 were $74.1 million, compared to $32.8 million in the same period of 2002.  Cash flow from operations for the second quarter of 2003 was $48.4 million, versus $25.0 million in the same period of 2002.(1)  Revenues and cash flow in the second quarter of 2003 were positively impacted by a 48 percent increase in production volumes and 62 percent increase in gas prices.

Total gas and oil production volumes averaged 172 million cubic feet (MMcf) equivalent per day during the second quarter of 2003, versus 117 MMcf equivalent per day a year earlier.  Second quarter 2003 gas production was 132 MMcf per day and oil production averaged 6,650 barrels per day.  The increase in production volumes is principally attributable to the acquisition of Key Production Company, Inc. on September 30, 2002.  The accompanying tables detail quarterly and year-to-date production volumes and average realized prices.

Capital expenditures for exploration and development during the second quarter of 2003 totaled $30.4 million, up from $16.4 million for the second quarter 2002.  Increased capital expenditures reflect expansion of the Company’s organizational capacity to generate organic growth opportunities.

In addition to increasing capital investment, strong cash flows from operations enabled the Company to pay off its remaining bank debt and build a cash balance of $47.5 million as of June 30, 2003.

Year-to-Date 2003

For the first six months of 2003, Cimarex reported net income of $53.8 million, or $1.28 per diluted share.  This compares to net income in the first six months of 2002 of $14.1 million, or $0.53 per share.

Revenues from oil and gas sales for the first six months of 2003 were $163.9 million.  For the same period of 2002, oil and gas sales were $56.0 million.  Cash flow from operations increased to $114.0 million for the six months ended June 30, 2003, from $40.7 million in the same period of 2002.(1)  The increases reflect 50 percent higher production volumes, 112 percent higher gas prices, and 20 percent higher oil prices.

Capital expenditures for exploration and development during the first six months of 2003 were $57.4 million, up from $28.8 million during the first two quarters of 2002.  The Company drilled 74 wells during the first six months of 2003 and expects to drill 134 wells in the second half.  Total capital expenditures for exploration and development are currently projected to total $150-$155 million.

(1) Cash Flow from Operations is a non-GAAP financial measure that represents “Net Cash Provided By Operating Activities” adjusted for the change in operating assets and liabilities.  See below for a reconciliation of the related amounts.

Conference call and web cast

The second quarter earnings conference call has been scheduled for 11 a.m. Mountain Time (1 p.m. Eastern), Wednesday, August 6, 2003.  Interested parties in the U.S. and Canada may access the call by dialing (800) 881-5262 and requesting the Cimarex Energy Co. teleconference.  In addition, a listen-only web cast of the call will be provided at www.cimarexcom.  Please go to the website at least ten minutes early to register and to download any necessary audio software.  If you are unable to participate in the live broadcast of the call, an audio replay will be available by dialing (800) 642-1687 and entering conference code 1537353.

Cimarex Energy Co. is an independent natural gas and crude oil exploration and production company with operations focused in the Mid-Continent and Gulf Coast regions of the U.S.

This news release may contain projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Any such projections or statements reflect the Company’s current view with respect to future events and financial performance.   No assurances can be given, however, that these events will occur or that such projections will be achieved and actual results could differ materially from those projected.  A discussion of important factors that could cause actual results to differ materially from those projected is included in the Company’s annual report on Form 10-K filed for the year ended December 31, 2002, and the report filed on Form 10-Q for the quarter ended March 31, 2003.

PRICE AND PRODUCTION DATA

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2003	2002	2003	2002

Gas Production:
Total production — Mcf	12,037,426	9,480,981	24,234,337	19,008,017
Gas volume — Mcf per day	132,279	104,187	133,891	105,017
Gas price — per Mcf	$4.75	$2.93	$5.26	$2.48

Oil Production (including NGL):
Total production — barrels	605,141	187,428	1,254,262	369,095
Oil volume — barrels per day	6,650	2,060	6,930	2,039
Oil price — per barrel	$27.91	$26.60	$29.06	$24.24

CAPITALIZED COSTS INCURRED

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2003	2002	2003	2002
	(in thousands)		(in thousands)

Sale Proceeds	$(46)	$—	$(46)	$—
Acquisitions of proved properties	1,593	—	2,169	—
Exploration and development	30,399	16,382	57,413	28,751
Total costs incurred	$31,946	$16,382	$59,536	$28,751

RECONCILIATION OF CASH FLOW FROM OPERATIONS

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2003	2002	2003	2002
	(in thousands )		(in thousands )

Net cash provided by operating activities	$65,465	$18,280	$119,298	$30,217
Increase (decrease) in operating assets and liabilities	(17,019)	6,681	(5,297)	10,452

Cash flow from operations	$48,446	$24,961	$114,001	$40,669

INCOME STATEMENTS (unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2003	2002	2003	2002
	(In thousands, except per share data)

Revenues:
Gas sales	$57,205	$27,792	$127,408	$47,069
Oil sales	16,888	4,985	36,453	8,946
Marketing	25,027	13,184	71,652	24,666
Other	(57)	173	(66)	28
	99,063	46,134	235,447	80,709
Operating expenses:
Depreciation, depletion and amortization	20,887	9,290	42,004	17,987
Asset retirement obligation accretion	255	—	496	—
Marketing	24,794	13,060	70,871	23,267
Production	8,155	3,374	15,143	7,656
Taxes other than income	6,147	3,263	13,318	5,627
General and administrative	4,072	1,085	8,139	3,169
Stock compensation	436	—	902	—
Financing costs —
Interest expense	274	(86)	696	82
Capitalized interest	(39)	—	(304)	—
Interest income	(53)	(27)	(82)	(116)
	64,928	29,959	151,183	57,672
Income before income tax expense and cumulative effect of a change in accounting principle	34,135	16,175	84,264	23,037
Income tax expense	13,095	6,331	32,081	8,935
Income before cumulative effect of a change in accounting principle	21,040	9,844	52,183	14,102
Cumulative effect of a change in accounting principle, net of tax	—	—	1,605	—

Net income	$21,040	$9,844	$53,788	$14,102

Earnings per share:
Basic —
Income before cumulative effect of a change in accounting principle	$0.51	$0.37	$1.26	$0.53
Cumulative effect of a change in accounting principle, net of tax	—	—	0.04	—

Net income	$0.51	$0.37	1.30	$0.53

Diluted —
Income before cumulative effect of change in accounting principle	$0.50	$0.37	$1.24	$0.53
Cumulative effect of change in accounting principle, net of tax	—	—	0.04	—

Net income	$0.50	$0.37	1.28	$0.53

Weighted average shares outstanding:
Basic	41,545	26,591	41,512	26,591
Diluted	42,246	26,591	42,142	26,591

CASH FLOW STATEMENTS (unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2003	2002	2003	2002
		(In thousands)

Cash flows from operating activities:
Net income	$21,040	$9,844	$53,788	$14,102
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	20,887	9,290	42,004	17,987
Deferred income taxes	5,590	5,850	17,726	8,362
Cumulative effect of a change in accounting principle, net of tax	—	—	(1,605)	—
Asset retirement obligation accretion	255	—	496	—
Amortization of restricted stock compensation	436	—	902	—
Income tax benefit related to stock options exercised	416	—	673	—
Other	(178)	(23)	17	218
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	17,469	(7,294)	2,009	(7,692)
(Increase) decrease in inventories	(230)	107	(1,246)	1,054
(Increase) decrease in other current assets	380	641	(584)	(1,444)
Increase (decrease) in accounts and revenue payable	(6,364)	(1,981)	(6,087)	2,864
Increase (decrease) in accrued liabilities	6,039	1,859	11,453	(5,237)
Increase (decrease) in other liabilities	(275)	(13)	(248)	3
Net cash provided by operating activities	65,465	18,280	119,298	30,217

Cash flows from investing activities:
Oil and gas expenditures	(31,500)	(13,082)	(56,269)	(25,451)
Acquisition of oil and gas properties	(1,593)	—	(2,169)	—
Proceeds from sale of assets	117	—	164	—
Other capital expenditures	(677)	(888)	(5,887)	(1,164)
Net cash used by investing activities	(33,653)	(13,970)	(64,161)	(26,615)

Cash flows from financing activities:
Payments on long-term debt, net	(5,000)	—	(32,000)	—
Change in amount due to Helmerich & Payne, Inc.	—	(6,067)	—	(7,589)
Common stock reacquired and retired	(4)	—	(5)	—
Proceeds from issuance of common stock	1,093	—	2,031	—
Net cash used by financing activities	(3,911)	(6,067)	(29,974)	(7,589)

Net change in cash and cash equivalents	27,901	(1,757)	25,163	(3,987)
Cash and cash equivalents at beginning of period	19,589	4,940	22,327	7,170
Cash and cash equivalents at end of period	$47,490	$3,183	$47,490	$3,183

BALANCE SHEETS

	June 30, 2003	December 31, 2002
	(unaudited)	(audited)
	(In thousands)
Assets

Current assets:
Cash and cash equivalents	$47,490	$22,327
Receivables, net	56,267	58,276
Inventories	5,232	3,986
Deferred income taxes	2,217	2,073
Other current assets	3,533	2,949
Total current assets	114,739	89,611
Oil and gas properties at cost, using the full cost method of accounting:
Proved properties	1,238,546	1,172,488
Unproved properties and properties under development, not being amortized	28,240	23,941
	1,266,786	1,196,429
Less – accumulated depreciation, depletion and amortization	(700,664)	(665,711)
Net oil and gas properties	566,122	530,718
Fixed assets, net	11,348	6,849
Goodwill	44,852	45,836
Other assets, net	1,224	1,272
	$738,285	$674,286
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$21,255	$22,339
Accrued liabilities	34,611	21,892
Revenue payable	19,272	24,022
Total current liabilities	75,138	68,253
Long-term debt	—	32,000
Deferred income taxes	143,544	127,023
Other liabilities	17,074	2,130
Stockholders’ equity:
Preferred stock, $0.01 par value, 15,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized, 41,593,608 and 41,410,308 shares issued, respectively	416	414
Paid-in capital	246,506	243,420
Unearned compensation	(9,987)	(10,814)
Retained earnings	265,594	211,860
	502,529	444,880
	$738,285	$674,286